EXHIBIT 11(a)

                              KPMG Peat Marwick LLP
                               4200 Norwest Center
                             90 South Seventh Street
                              Minneapolis, MN 55402

                             Telephone 612 305 5000
                              Telefax 612 305 5039


                          Independent Auditors' Consent


The Board of Directors
First American Investment Funds, Inc.

We consent to the use of our report dated November 8, 1996 incorporated by reference herein and to the references to our Firm under the headings "FINANCIAL HIGHLIGHTS" in Part A and "Custodian; Transfer Agent; Counsel; Accountants" in Part B of the Registration Statement.


                                             /s/  KPMG Peat Marwick LLP

                                             KPMG Peat Marwick LLP

Minneapolis, Minnesota
January 22, 1997